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                           THE THAI CAPITAL FUND, INC.

                             ARTICLES SUPPLEMENTARY

         The Thai Capital Fund, Inc., a Maryland corporation (the
"Corporation"), having its principal office c/o Daiwa Securities Trust Company, One Evertrust Plaza, Jersey City, New Jersey 07302, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as a closed-end investment company under the Investment Company Act of 1940, as amended, and has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and the Corporation has at least three directors who are not officers or employees of the Corporation; are not acquiring persons (as defined in Section 3-801(b) of the General Corporation Law of the State of Maryland); are not directors, officers, affiliates or associates of an acquiring person; and were not nominated or designated as directors by an acquiring person.

         SECOND: On December 7, 2001, a majority of the Board of Directors of the Corporation passed resolutions electing to become subject to Sections 3-804(c) and 3-805 of the General Corporation Law of the State of Maryland.

         THIRD:  No other change is intended or effected.

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          IN WITNESS WHEREOF, The Thai Capital Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on January 10, 2002.



WITNESS                                        THE THAI CAPITAL FUND, INC.



 /s/ Judy Runrun Tu                             /s/ John J. O'Keefe
-----------------------                        ---------------------------
Name: Judy Runrun Tu                           Name: John J. O'Keefe
Title:  Secretary                              Title:  Vice President



         THE UNDERSIGNED, Vice President of The Thai Capital Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.


                                              /s/ John J. O'Keefe
                                             ------------------------------
                                             Name:  John J. O'Keefe
                                             Title:   Vice President